Exhibit 99.1
Avid Announces Appointment of Deloitte & Touche as New Audit Firm
Burlington, MA, January 7, 2014 - Avid Technology, Inc. (NASDAQ: AVID) today announced it has appointed Deloitte & Touche LLP as its new auditor firm to succeed Ernst & Young LLP. The decision to change auditors was not the result of any disagreement between the Company and Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosures, or auditing scope or procedure.
In addition, the Company indicated that it has determined that it is unlikely to regain compliance with its SEC filing requirements for continued listing of its common stock on the NASDAQ Stock Market by the previously reported March 14, 2014 deadline set by the NASDAQ Listing Qualifications Panel.
As previously reported, the Company is in the process of restating its financial statements for the fiscal years ended December 31, 2011, 2010 and 2009 and for its quarterly periods ended September 30, 2012 and 2011, June 30, 2012 and 2011, and March 31, 2012 and 2011. The restatement relates to the Company’s accounting treatment of certain upgrades, enhancements and compatibility extensions (collectively “Software Updates”) it previously made available to certain of its customers at no-charge. The Company has determined that such Software Updates should have been accounted for as implied post-contract customer support (“PCS”) under U.S. Generally Accepted Accounting Principles (“GAAP”). As a result of the pending restatement of prior financial results, the Company is not current in its periodic report filing requirements with the SEC.
While the Company has determined that, given the scope of the review, it will be unlikely to achieve these objectives prior to the March 14, 2014 deadline, the Company has made significant progress toward completion of the restatement, including evaluating transactions over an eight-and-a-half year period, encompassing a review of approximately 5 million transaction lines and 700 software releases. Based on the review to date, the Company continues to expect that the timing of revenue recognition for the impacted customer arrangements considered “software” under GAAP will change from the historical presentation in the Company's financial statements pursuant to which revenue was recognized up front, generally to being recognized ratably over the estimated implied PCS service period. The greater application of ratable revenue recognition models will also have the impact of significantly increasing the Company’s non-cash deferred revenue liabilities for all historical periods. In addition, the timing of recognition of certain costs related to these customer arrangements may also be impacted, along with the timing of related income taxes. The Company cannot at this time estimate the full impact of the adjustments of revenue and costs, and the related impact on income taxes, on any previously issued financial statements for any individual reporting period, although it may be significant. However, while the restatement adjustments will impact previously reported revenue and operating results for prior periods, the restatement adjustments are not expected to affect the amount or timing of cash received or to be received from the sales transactions or the Company's liquidity or cash flow for any prior period.
“Since I assumed the Chief Financial Officer role in April 2013, the team, with the assistance of numerous outside resources, has made significant progress in our efforts to become current with our filings,” said John Frederick, Chief Financial Officer, Avid. “While the scope of the project is more involved than the Company first expected, I believe that we have comprehensively assessed the revenue restatement and have a clear view to complete that work. We look forward to working with our new audit team to deliver the audited financial statements to be included in our next annual report on Form 10-K, which will reflect the effects of the previously announced restatement, as expeditiously as possible. We do not, however, believe we will be able to achieve the March 14, 2014 deadline established by NASDAQ. In the near future, Louis Hernandez Jr., our Chief Executive Officer and I plan to update the investor community on our strategic direction and business and once we are current with our filings, we look forward to providing further details on this as well as our financial performance.”
As a result of this updated timing, the Company’s shares of common stock may be suspended from trading and delisted from the NASDAQ Stock Market. Following a possible suspension of trading in the Company’s common stock on NASDAQ, the Company expects that its shares would trade on the OTC Markets - OTC Pink Tier while the Company works to finalize the restatement. The Company’s trading symbol would remain AVID. For quotes or additional information on OTC Markets and the OTC Pink Tier, please visit http://www.otcmarkets.com/home.
The Company intends to complete the restatement and regain compliance with its SEC filing requirements as soon as practicable. In connection with becoming current in its SEC filing requirements, and if the Company’s shares at such date have been delisted from NASDAQ, the Company intends to apply for prompt relisting on the NASDAQ Stock Market so that it can trade on that market as early as possible after regaining compliance with the listing requirements.

The Company's cash balance on December 31, 2013 was approximately $48 million and it had no debt or draw on the available line of credit with Wells Fargo. The Company expects that cash expenditures in 2014 related to the ongoing accounting evaluation through completion of the evaluation will amount to approximately $25 million to $34 million.
Avid also announced that considering the time needed to complete the restatement process and a possible delisting of its stock, it has adopted a Rights Agreement, to remain in effect until the next annual meeting of stockholders. The Rights Agreement, which was adopted following evaluation and consultation with the Company’s outside advisors, is similar to plans adopted by numerous publicly traded companies. Under the Rights Agreement, stockholders of record at the close of business on January 17, 2014 will receive one right for each share of Avid common stock held on that date. Initially, these rights will not be exercisable and will trade with the shares of Avid common stock. If the rights become exercisable, each right will entitle stockholders to buy one ten-thousandth of a share of Avid’s Series A Participating Preferred Stock at an exercise price of $40 per right.
Subject to certain exceptions, the rights will be exercisable only if a person or group acquires 15% or more of Avid’s common stock. In that instance, each right will entitle its holder (other than such person or members of such group) to purchase, at the exercise price, a number of shares of Avid’s common stock having a then-current market value of twice the exercise price. Stockholders presently owning more than 15% of Avid common stock are not treated as acquiring persons under the plan to the extent of such persons' aggregate beneficial ownership of Avid common stock as of this announcement plus any additional shares of Avid capital stock acquired thereafter representing not more than 1% of the common stock then outstanding.  In all cases, rights held by any person or group whose actions trigger the Rights Plan would become void and not be exercisable.
A summary of the Rights, containing details of the Rights Agreement, will be made available to stockholders upon request, and a form of that summary will be included as an exhibit to the Rights Agreement that will be filed as an exhibit to a Current Report on Form 8-K to be filed by Avid with the Securities and Exchange Commission. The Form 8-K will be available at the SEC's web site, www.sec.gov.

Business Update
In 2013, Avid reasserted its industry leadership with the introduction of its vision for the future of the media industry; launched a comprehensive customer association to provide essential strategic leadership for its client community; and unveiled a significant number of product innovations:

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Avid Everywhere™, the company’s strategic vision for the industry, is centered on connecting creative professionals and media organizations with their audiences in a more powerful, efficient, collaborative, and profitable way.

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The Avid Customer Association is designed to provide essential strategic leadership to the media industry, collaborate with key industry leaders and visionaries, and deepen relationships between the company and its customers.

Product innovations released in 2013 include: Avid Media Composer® 7 nonlinear editor, Avid Pro Tools® 11 digital audio workstation, Avid Interplay Production 3.0 for media production and asset management, Avid Interplay Pulse for multi-platform distribution, ISIS 5500 and 7500 shared storage systems, Avid S6 console, and Avid S3L live sound system.

Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about Avid's anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the Company’s current progress and timing objectives regarding completion of its accounting restatement and becoming current in its required filings with the SEC; the Company's future strategy and business plans; the availability of the Company’s line of credit; the Company’s objective to obtain prompt relisting on the NASDAQ Stock Market and to have its shares of common stock trade on that market following completion of the restatement and compliance with applicable listing requirements; and the impact of the restatement on Avid's financial results, including on previously reported revenue, operating results and liquidity and cash flow, the timing of revenues, costs and taxes and the total revenues, costs and taxes over time. These forward-looking statements are based on current expectations as of the date of this filing and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the effect on the Company’s sales, operations and financial performance resulting from: delays in Avid's completion of its financial statements and the filing of its periodic reports; a possible delisting of its stock from NASDAQ; the previously disclosed ongoing SEC and Department of Justice inquiries; pending litigation and possibility of further legal proceedings adverse to the Company resulting from the restatement or related matter; the costs associated with the restatement and the SEC and DOJ inquiries; as well as Avid's ability to have its shares relisted on the NASDAQ stock market; the identified material weakness in Avid's internal controls; recent changes in Avid's management; Avid's ability to execute its strategic plan and meet customer needs; its ability to produce innovative products in response to changing market demand, particularly in the media industry; risks related to litigation; competitive factors; history of losses; fluctuations in its revenue, based on, among other things, Avid's performance in particular geographies or markets, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; and Avid's liquidity. Moreover, the business may be adversely affected by future legislative, regulatory or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect Avid's business and prospects are described in the filings made by the Company with the SEC. Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Avid
Through Avid Everywhere, Avid® delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption for the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, music recordings, and television shows, to live concerts and news broadcasts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Twitter, YouTube, LinkedIn, Google+; or subscribe to Avid Blogs.
© 2014 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

Media Contact                    Investor Contact
Lisa Kilborn                    Tom Fitzsimmons
Avid                        Avid
978.640.3230                    978.640.3346
lisa.kilborn@avid.com                tom.fitzsimmons@avid.com